EXHIBIT 12

              TEXAS PETROCHEMICAL HOLDINGS, INC. (AND PREDECESSOR)
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIO)
                                  (UNAUDITED)

                                       FOR THE FISCAL YEAR
                                          ENDED MAY 31,         TWELVE         ONE MONTH
                                       --------------------  MONTHS ENDED        ENDED        YEAR ENDED      YEAR ENDED
                                         1994       1995     MAY 31, 1996    JUNE 30, 1996   JUNE 30, 1997   JUNE 30, 1998
                                       ---------  ---------  -------------   -------------   -------------   -------------
Income (loss) before income taxes and
  minority interest..................  $  52,303  $  49,268     $24,508         $ 1,988        $ (18,850)       $(4,515)
Interest expense.....................        663        475       2,343              98           39,386         40,533
Interest portion of rental expense...      1,430      1,470       1,600             140            1,600          1,600
                                       ---------  ---------  -------------   -------------   -------------   -------------
      Earnings.......................  $  54,396  $  51,213     $28,451         $ 2,226        $  22,136        $37,618
                                       =========  =========  =============   =============   =============   =============
Fixed Charges:
  Interest expense...................  $     663  $     475     $ 2,343         $    98        $  39,386        $40,533
  Interest portion of rental
    expense..........................      1,430      1,470       1,600             140            1,600          1,600
                                       ---------  ---------  -------------   -------------   -------------   -------------
      Total fixed charges............  $   2,093  $   1,945     $ 3,943         $   238        $  40,986        $42,133
                                       =========  =========  =============   =============   =============   =============
  Ratio of earnings to fixed
    charges..........................       26.0x      26.3x        7.2x(3)         9.4x              --(1)      --    (1)


                                                    PRO FORMA       PRO FORMA
                                                     TWELVE         ONE MONTH
                                                  MONTHS ENDED        ENDED
                                                  MAY 31, 1996    JUNE 30, 1996
                                                  -------------   -------------
Loss before income taxes and minority
  interest...........................               $ (13,800)       $(1,950)
Interest expense.....................                  36,100          2,850
Interest portion of rental expense...                   1,600            140
                                                  -------------   -------------
       Earnings......................               $  23,900        $ 1,040
                                                  =============   =============
Fixed Charges:
  Interest expense...................               $  36,100        $ 2,850
  Interest portion of rental
     expense.........................                   1,600            140
                                                  -------------   -------------
       Total fixed charges...........               $  37,700        $ 2,990
                                                  =============   =============
  Ratio of earnings to fixed
     charges.........................                 --     (2)      --    (2)
                                                  =============   =============

------------

(1) For the year ended June 30, 1998 and 1997 earnings were insufficient to cover fixed charges by the amount of $4.5 million and $18.8 million, respectively.

(2) For the pro forma twelve months ended May 31, 1996 and the one month ended June 30, 1996, earnings were insufficient to cover fixed charges in the amount of $13.8 million and $1.9 million, respectively.

(3) For the twelve months ended May 31, 1996, income before taxes and minority interest includes a $12.6 million non-cash provision for the impairment of certain non-strategic properties which TPC intends to sell.